UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 26, 2010

CBS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street, New York, New York	10019
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code:  (212) 975-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of CBS Corporation (the “Company”) was held on May 26, 2010.  The final results of voting on each of the matters submitted to a vote of the Company’s stockholders at the Annual Meeting were certified by the independent inspector of election and are as follows:

1.      Election of Directors:

Name	For	Withheld	Broker Non-Votes
David R. Andelman	48,232,720	106,858	1,934,779
Joseph A. Califano, Jr.	48,240,967	98,611	1,934,779
William S. Cohen	46,695,506	1,644,072	1,934,779
Gary L. Countryman	48,245,604	93,974	1,934,779
Charles K. Gifford	46,670,282	1,669,296	1,934,779
Leonard Goldberg	46,692,170	1,647,408	1,934,779
Bruce S. Gordon	46,695,552	1,644,026	1,934,779
Linda M. Griego	48,233,081	106,497	1,934,779
Arnold Kopelson	48,243,433	96,145	1,934,779
Leslie Moonves	48,248,262	91,316	1,934,779
Doug Morris	48,275,569	64,009	1,934,779
Shari Redstone	48,275,569	64,009	1,934,779
Sumner M. Redstone	48,230,441	109,137	1,934,779
Frederic V. Salerno	48,175,567	164,011	1,934,779

2.      Ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year 2010:

For	Against	Abstentions
50,188,838	75,522	9,997

3.      Re-approval of the material terms of the performance goals in the Company’s Senior Executive Short-Term Incentive Plan pursuant to Section 162(m) of the Internal Revenue Code:

For	Against	Abstentions
49,663,768	564,406	46,183

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION
(Registrant)

		By:	/s/ Louis J. Briskman
			Name:	Louis J. Briskman
			Title:	Executive Vice President and
General Counsel

Date:	June 1, 2010

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